Exhibit 10.6

Lock-Up Agreement

October __, 2024

Unusual Machines, Inc.

4677 L B McLeod Rd

Suite J, Orlando, FL 32811

Dominari Securities LLC

725 Fifth Avenue, 23rd Floor

New York, NY 10022

Ladies and Gentlemen:

The undersigned understands that Dominari Securities LLC (the “Placement Agent”), proposes to enter into a Placement Agency Agreement (the “Placement Agency Agreement”) with Unusual Machines, Inc., a Nevada corporation (the “Company”), providing for the private offering (the “Private Offering”) of shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”), and warrants to purchase shares of Common Stock pursuant to a Securities Purchase Agreement dated the date hereof; provided, however, that the purchaser in its sole discretion, may elect to purchase pre- funded warrants in lieu of Shares in such manner to result in the same aggregate purchase price being paid by such purchaser less $.01 per pre-funded warrant. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Placement Agency Agreement.

To induce the Placement Agent to continue its efforts in connection with the Private Offering, the undersigned hereby agrees that, without the prior written consent of the Placement Agent, the undersigned will not, during the period commencing on the date hereof and ending at the close of business thirty (30) days after the initial closing date of the Private Offering (such period, the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Placement Agent in connection with:

(a)	transactions relating to Lock-Up Securities in open market transactions after the completion of the Private Offering; provided that no filing under Section 13 or Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be voluntarily made in connection with subsequent sales of Lock-Up Securities in such open market transactions;

(b)	transfers of Lock-Up Securities as a bona fide gift, by will, other testamentary document or intestacy or to a beneficiary, family member, trust or other estate planning entity for the direct or indirect benefit of the undersigned or family members (for purposes of this lock-up agreement, “family member” means any relationship by blood, domestic partnership, marriage or adoption, not more remote than first cousin);

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(c)	transfers of Lock-Up Securities to a charity or educational institution;

(d)	if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (i) any transfers of Lock-Up Securities to another corporation, partnership, investment fund or other business entity that controls, is controlled by or is under common control with the undersigned or (ii) distributions of Lock-Up Securities to managers, members, general or limited partners, stockholders, subsidiaries or affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned;

(e)	if the undersigned is a trust, to a trustee or beneficiary of the trust

(provided that in the case of any transfer pursuant to the foregoing clauses (b), (c), (d) or (e), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Placement Agent a lock-up agreement substantially in the form of this lock-up agreement, and (iii) no filing under Section 13 or Section 16(a) of the Exchange Act or other public announcement shall be required or shall be voluntarily made during the Lock-Up Period);

(f)	the receipt by the undersigned from the Company of Common Stock upon the vesting of restricted stock awards or stock units or upon the exercise of options to purchase the Company’s Common Stock issued under an equity incentive plan of the Company or an employment arrangement described in the SEC Reports (as defined in the Placement Agency Agreement) (the “Plan Shares”) or the transfer or withholding of Common Stock or any securities convertible into Common Stock to the Company upon a vesting event of the Company’s securities or upon the exercise of options to purchase the Company’s securities, in each case on a “cashless” or “net exercise” basis or to cover tax obligations of the undersigned in connection with such vesting or exercise, provided that if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Common Stock during the Lock-Up Period, the undersigned shall include a statement in such schedule or report to the effect that the purpose of such transfer was to cover tax withholding obligations of the undersigned in connection with such vesting or exercise and, provided further, that the Plan Shares shall be subject to the terms of this lock-up agreement;

(g)	the transfer of Lock-Up Securities pursuant to agreements described in the SEC Reports under which the Company has the option to repurchase such securities or a right of first refusal with respect to the transfer of such securities, provided that if the undersigned is required to file a report under Section 13 or Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Common Stock during the Lock-Up Period, the undersigned shall include a statement in such schedule or report describing the purpose of the transaction;

(h)	the establishment or amendment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Lock-Up Securities, provided that (i) such plan does not provide for the transfer of Lock-Up Securities during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such public announcement or filing shall include a statement to the effect that no transfer of Lock-Up Securities may be made under such plan during the Lock-Up Period;

(i)	the transfer of Lock-Up Securities that occurs by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, provided that the transferee agrees to sign and deliver a lock-up agreement substantially in the form of this lock-up agreement for the balance of the Lock-Up Period, and provided further, that any filing under Section 13 or Section 16(a) of the Exchange Act that is required to be made during the Lock-Up Period as a result of such transfer shall include a statement that such transfer has occurred by operation of law;

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(j)	the transfer of Lock-Up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Common Stock involving a change of control (as defined below) of the Company after the closing of the Private Offering and approved by the Company’s board of directors; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Lock-Up Securities owned by the undersigned shall remain subject to the restrictions contained in this lock-up agreement; or purposes of this clause (j), “change of control” shall mean the consummation of any bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d- 5 of the Exchange Act) of a majority of total voting power of the voting stock of the Company; and

(k)	the conversion of the Company’s outstanding convertible notes into shares of Common Stock as described in the SEC Reports, provided that, in each case, such Lock-Up Securities continue to be subject to the restrictions on transfer set forth in this lock-up agreement.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with this lock-up agreement.

(i) The undersigned agrees that the foregoing restrictions shall be equally applicable to any issuer-directed or “friends and family” securities that the undersigned may purchase in the Private Offering; and (ii) the Placement Agent agrees that, at least three (3) Business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, the Placement Agent will notify the Company of the impending release or waiver; and (iii) the Company has agreed in the Placement Agency Agreement to announce the impending release or waiver by press release through a major news service at least two (2) Business days before the effective date of the release or waiver. Any release or waiver granted by the Placement Agent hereunder to any such officer or director shall only be effective two (2) Business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer of Lock-Up Securities not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this lock-up agreement to the extent and for the duration that such terms remain in effect at the time of such transfer.

The undersigned understands that the Company and the Placement Agent are relying upon this lock-up agreement in proceeding toward consummation of the Private Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representative, successors and assigns.

Whether or not the Private Offering actually occurs depends on a number of factors, including market conditions. Any Private Offering will only be made pursuant to a Placement Agency Agreement, the terms of which are subject to negotiation between the Company and the Placement Agent.

If the Placement Agency Agreement is not executed by October 31, 2024, or if the Placement Agency Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, then this lock-up agreement shall be void and of no further force or effect.

This lock-up agreement and any claim, controversy or dispute arising under or related to this lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York.

[SIGNATURE PAGE FOLLOWS]

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Very truly yours,

Address:

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